Exhibit 99.1

United Online Reports Second-Quarter Results and

Raises Full-Year Guidance

•                  Content & Media Revenues Grow to 29% of Consolidated Revenues

•                  Consolidated Operating Income Increases 7% Year-Over-Year

•                  20th Consecutive Quarter of Record Consolidated Adjusted OIBDA

WOODLAND HILLS, Calif., August 3, 2006 – United Online, Inc. (Nasdaq:UNTD), a leading provider of consumer Internet and media services, today reported financial results for its second quarter ended June 30, 2006.

“Our continued diversification into Content & Media services drove United Online’s strong second-quarter results and helped us deliver our 20th consecutive quarter of record adjusted OIBDA,” said Mark R. Goldston, chairman and chief executive officer of United Online. “This diversification strategy resulted in 29% revenue contribution from our Content & Media segment in the second quarter, up from 17% in the year-ago quarter. At the same time, we have been successful in managing our Communications segment primarily for adjusted OIBDA contribution.”

Second-Quarter 2006 Consolidated Results:

•                  Total revenues were a record $134.9 million, an increase of 3% versus $131.5 million in the year-ago quarter.

•                  Operating income was a record $22.3 million, or 16.5% of revenues, an increase of 7% versus $20.9 million, or 15.9% of revenues, in the year-ago quarter.

•                  Adjusted operating income before depreciation and amortization (OIBDA)(1) increased 14% to a record $38.0 million, or 28.2% of revenues, versus $33.2 million, or 25.3% of revenues, in the year-ago quarter.

•                  Pay accounts(2) decreased by 97,000 during the quarter to 5.0 million, and active accounts(2) totaled 20.7 million at June 30, 2006.

•                  Net income increased 9% to $11.6 million (including $4.7 million of stock-based compensation, net of tax, recorded under FAS 123R). Net income for the quarter includes a tax charge of $1.3 million related to the re-measurement of certain deferred tax assets. Excluding this charge, net income for the quarter was $12.9 million, or $0.20 per share. In the year-ago quarter, net income was $10.7 million (including $2.4 million of stock-based compensation, net of tax, recorded under the intrinsic value method). On a per share basis, net income was $0.18, an increase of 6% versus $0.17 in the year-ago quarter.

•                  Adjusted net income(3) was a record $20.4 million, an increase of 15%, versus $17.7 million for the year-ago quarter. On a per share basis, adjusted net income for the quarter was a record $0.30 per share, an increase of 11%, versus $0.27 per share for the year-ago quarter. Adjusted net income is calculated in a manner consistent with the consensus estimate as reported by First Call.

“We are pleased with the progress we have made in building our Content & Media business and with the adjusted OIBDA generated by our Communications business,” said Charles S. Hilliard, president and chief financial officer of United Online. “Based on our strong second-quarter results as well as our continued ability to manage costs, we are raising our 2006 consolidated adjusted OIBDA guidance.”

Second Quarter 2006 Segment Results:

Communications: Internet access, email and VoIP

•                  Communications revenues were $96.2 million, or 71.3% of consolidated revenues, versus $109.5 million, or 83.3% of consolidated revenues, in the year-ago quarter.

•                  Communications adjusted OIBDA(1) was $35.6 million, or 37.0% of Communications revenues, versus $37.3 million, or 34.1% of Communications revenues, in the year-ago quarter.

•                  Communications pay accounts decreased by 186,000 during the quarter to 2.9 million, or 57.8% of consolidated pay accounts.

Content & Media: Social networking, online loyalty marketing, Web hosting and photo sharing

•                  Content & Media revenues grew 76% to $38.7 million, or 28.7% of consolidated revenues, versus $22.0 million, or 16.7% of consolidated revenues, in the year-ago quarter.

•                  Content & Media adjusted OIBDA(1) was $7.4 million, or 19.0% of Content & Media revenues, versus $0.1 million, or 0.2% of Content & Media revenues, in the year-ago quarter.

•                  Content & Media pay accounts increased by 89,000 during the quarter to 2.1 million, or 42.2% of consolidated pay accounts.

Other:

•                  Other reconciling items (unallocated corporate expenses) to arrive at consolidated adjusted OIBDA were ($4.9) million compared to ($4.1) million in the year-ago quarter.

Additional Highlights:

•                  On April 10, 2006, the company acquired MyPoints.com, a leading provider of online loyalty marketing solutions, for approximately $56.0 million in cash.

•                  Cash balances at June 30, 2006 were $150.2 million, including cash, cash equivalents and short-term investments.

•                  Cash flows from operations were $38.6 million, versus $40.7 million for the year-ago quarter. In connection with the adoption of FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the company’s statement of cash flows are now presented in the financing section.

•                  Free cash flow(4) was $32.9 million, versus $35.7 million in the year-ago quarter.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this press release. United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Below is the company’s guidance for the September 2006 quarter and the year ending December 31, 2006:

(in millions)

	Q3 ending 9/30/06	2006 Est.	Prior 2006 Est.

Operating income	$17.5 – $19.5	$80.7 – $84.7	$76.0 – $81.0
Depreciation	5.7	21.7	20.0
Amortization	4.2	17.0	19.0
Stock-based compensation	5.1	21.1	19.0
Restructuring charges	1.5	1.5	—

Adjusted operating income before depreciation and amortization (1)	$34.0 – $36.0	$142.0 – $146.0	$134.0 – $139.0

Weighted average diluted shares	67.0 – 68.0	67.0 – 68.0	68.0 – 69.0

•                  Total revenues for the September 2006 quarter are estimated to be between approximately $128 million and approximately $131 million.

(1)          Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined by the company as operating income before depreciation, amortization, stock-based compensation and restructuring charges. Management believes that because adjusted OIBDA excludes (1) certain non-cash expenses (such as depreciation, amortization and stock-based compensation); and (2) expenses that are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period. Management uses adjusted OIBDA to measure the company’s performance and previously monitored adjusted OIBDA to ensure compliance with specific financial performance covenants under its term loan, which was repaid in January 2006. The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management. Adjusted OIBDA is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A limitation associated with the use of adjusted OIBDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures and purchase accounting. An additional limitation associated with this measure is that it does not include stock compensation expenses related to the company’s workforce. Management compensates for this limitation by providing supplemental information about stock compensation expense on the face of the consolidated statements of operations. Management does not believe either of these limitations is material, particularly when such measure is disclosed with its most comparable GAAP financial measure, operating income. A reconciliation to operating income is provided in the accompanying tables.

In the company’s financial statements and notes thereto to be included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, “Communications adjusted OIBDA” and “Content & Media adjusted OIBDA” are referred to as “segment income from operations.”

(2)          A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services. A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts. Active accounts are defined as all free access, VoIP, social-networking and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts. Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days; the number of free photo-sharing users that logged on to the service at least once within the preceding 90 days; and the number of MyPoints’ members who earned points or spent points within the preceding 90 days. A table entitled “Analysis of Pay Accounts” is presented elsewhere in this release.

(3)          Adjusted net income is defined by the company as net income before the after-tax effect of amortization of intangible assets, stock-based compensation and the re-measurement of certain deferred tax assets.

Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses (such as amortization and stock-based compensation). Management also uses adjusted net income for this purpose. Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitations of adjusted net income are that, similar to adjusted OIBDA, it does not include certain costs, and the term adjusted net income does not have a standardized meaning. Therefore, other companies may use the same, or a similarly named measure but exclude different items, which may not provide investors a comparable view of the company’s performance in relation to other companies in the same industry. Management compensates for this limitation by presenting the most comparable GAAP measure, net income, directly ahead of adjusted net income in this earnings release and by providing a reconciliation that shows and describes the adjustments made. Management does not believe these limitations are material, particularly when such measure is disclosed with its most comparable GAAP financial measure, net income. A reconciliation to net income is provided in the accompanying tables.

(4)          Free cash flow is defined by the company as net cash provided by operating activities, less capital expenditures and including the excess tax benefits from stock-based compensation. Management believes that this measure of free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets. This measure is used by management, and may also be useful for investors, to assess the company’s ability to pay its quarterly dividend, repay debt obligations and generate cash flow for a variety of strategic opportunities, including reinvestment in the business, and effecting potential acquisitions and share repurchases. Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. The limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. Management does not believe that this is a material limitation, particularly when such measure is disclosed with its most comparable GAAP financial measure, net cash provided by operating activities. A reconciliation to net cash provided by operating activities is provided in the accompanying tables.

Conference Call

United Online will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to discuss its quarterly results. A live Web cast of the call can be accessed through the Investors section of the company’s Web site at www.untd.com. A recording of the call will be available on the site for seven days.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet and media services. The company’s Content & Media services include social networking (Classmates) and online loyalty marketing (MyPoints) and Communications services include Internet access (NetZero, Juno), email and VoIP. United Online is headquartered in Woodland Hills, CA, with offices in New York City, NY; Renton, WA; San Francisco, CA; Schaumburg, IL; Orem, UT; Erlangen, Germany; and Hyderabad, India. For more information about United Online, please visit http://www.untd.com.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements. These statements include, without limitation, expectations regarding: guidance for future financial performance; changes in pay accounts; weighted average diluted shares; depreciation and amortization; and stock-based compensation. Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of changes in marketing expenditures or shifts in marketing expenditures to support new products and services; the effects of seasonality and changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock, restricted stock units and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; potential impairment of goodwill and intangibles; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s cost of revenue; changes in active accounts; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; technological problems or developments; risks associated with litigation; and governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material. Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods. If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Financial Tables Follow

CONTACT:    Investors:

Laurie Berman/Evan Pondel — PondelWilkinson Inc.

310-279-5980

investor@pondel.com

Press:

Scott Matulis – United Online, Inc.

818-287-3388

pr@untd.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2006	December 31, 2005

ASSETS
Cash, cash equivalents and short-term investments	$150,219	$244,362
Accounts receivable, net	27,002	19,201
Deferred tax assets, net	67,042	68,355
Property and equipment, net	39,819	33,093
Goodwill and intangible assets, net	203,609	139,837
Other assets	15,685	16,340
Total assets	$503,376	$521,188

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$42,660	$46,955
Accrued liabilities	39,841	36,249
Member retention liability	18,543	—
Deferred revenue	58,171	56,284
Capital leases	551	698
Term loan	—	54,208
Other liabilities	3,773	4,379
Total liabilities	163,539	198,773

Stockholders’ equity	339,837	322,415

Total liabilities and stockholders’ equity	$503,376	$521,188

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2006	2005

Revenues	$134,900	$131,520
Operating expenses:
Cost of revenues(a)	31,146	27,419
Sales and marketing(a)	46,137	53,803
Product development(a)	13,385	9,558
General and administrative(a)	17,422	14,227
Amortization of intangible assets	4,552	5,654
Total operating expenses	112,642	110,661

Operating income	22,258	20,859

Interest and other income, net	1,354	1,592
Interest expense	(411)	(1,355)

Income before income taxes	23,201	21,096

Provision for income taxes	11,616	10,424

Net income	$11,585	$10,672

Basic net income per share	$0.18	$0.18

Diluted net income per share	$0.18	$0.17

Shares used to calculate basic net income per share	63,782	60,831
Shares used to calculate diluted net income per share	65,955	63,093
Shares outstanding at end of period	64,835	61,760

(a) Stock-based compensation was allocated as follows:

Cost of revenues	$256	$57
Sales and marketing	1,072	224
Product development	1,645	350
General and administrative	2,891	2,289
Total stock-based compensation	$5,864	$2,920

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,585	$10,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	15,761	12,358
Deferred taxes and other	1,986	1,660
Tax benefits from stock-based compensation	1,697	4,056
Excess tax benefits from stock-based compensation	(1,169)	—

Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	523	(1,526)
Other assets	2,228	(1,031)
Accounts payable and accrued liabilities	6,186	11,750
Member retention liability	870	—
Other liabilities	(48)	907
Deferred revenue	(970)	1,880
Net cash provided by operating activities	38,649	40,726

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,892)	(5,018)
Purchases of rights, patents and trademarks	—	(54)
Purchases of short-term investments	(56,188)	(94,120)
Proceeds from maturities and sales of short-term investments	83,001	69,475
Cash paid for acquisitions, net of cash acquired	(49,538)	(98)
Net cash used for investing activities	(29,617)	(29,815)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on term loan	—	(5,833)
Payments on capital leases	(96)	(152)
Proceeds from exercises of stock options	2,415	2,024
Proceeds from employee stock purchase plan	2,965	1,678
Repurchases of common stock	(314)	—
Payments for dividends	(13,374)	(12,590)
Excess tax benefits from stock-based compensation	1,169	—
Net cash used for financing activities	(7,235)	(14,873)

Effect of exchange rate changes on cash and cash equivalents	(4)	(75)

Change in cash and cash equivalents	1,793	(4,037)
Cash and cash equivalents, beginning of period	22,569	44,722
Cash and cash equivalents, end of period	$24,362	$40,685

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income(3)

(in thousands, except per-share data)

	Three Months Ended June 30,
	2006	2005

Net income	$11,585	$10,672
Add (deduct):
Stock-based compensation	5,864	2,920
Amortization of intangible assets	4,552	5,654
	22,001	19,246

Income tax effect of adjusting entries	(2,938)	(2,546)
Re-measurement of certain deferred tax assets	1,319	1,008
Adjusted net income	$20,382	$17,708

Adjusted basic net income per share	$0.32	$0.29
Adjusted diluted net income per share	$0.30	$0.27

Shares used to calculate adjusted basic net income per share	63,782	60,831
Shares used to calculate adjusted diluted net income per share(a)	67,029	64,899

(a) Includes the adjustment of shares used to calculate diluted net income per share resulting from the elimination of stock-based compensation.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended June 30,
	2006	2005
Adjusted Operating Income Before Depreciation and Amortization(1)
Operating income	$22,258	$20,859
Depreciation	5,345	3,784
Amortization	4,552	5,654
Operating income before depreciation and amortization	32,155	30,297
Stock-based compensation	5,864	2,920
Adjusted operating income before depreciation and amortization	$38,019	$33,217

	Three Months Ended June 30,
	2006	2005
Free Cash Flow(4)
Net cash provided by operating activities	$38,649	$40,726
Add (deduct):
Capital expenditures	(6,892)	(5,018)
Excess tax benefits from stock-based compensation(a)	1,169	—
Free cash flow	$32,926	$35,708

(a) In accordance with FAS 123R, certain tax benefits from exercised stock options that were previously reflected in the operating section of the statement of cash flows are now presented in the financing section.

UNITED ONLINE, INC.

Supplemental Schedule of Segment Information

(in thousands)

	Three Months Ended June 30, 2006
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$87,161	$21,697	$—	$108,858
Advertising	9,087	16,955	—	26,042
Total revenues	96,248	38,652	—	134,900

Operating expenses:
Cost of revenue	22,368	8,522	256	31,146
Sales and marketing	28,225	16,840	1,072	46,137
Product development	8,151	3,589	1,645	13,385
General and administrative	4,884	4,735	7,803	17,422
Amortization of intangible assets	684	3,868	—	4,552
Total operating expenses	64,312	37,554	10,776	112,642

Operating income	31,936	1,098	(10,776)	22,258

Depreciation	2,954	2,391	—	5,345
Amortization	684	3,868	—	4,552
Operating income before depreciation and amortization	35,574	7,357	(10,776)	32,155
Stock-based compensation	—	—	5,864	5,864
Adjusted operating income before depreciation and amortization	$35,574	$7,357	$(4,912)	$38,019

	Three Months Ended June 30, 2005
	Communications	Content & Media	Unallocated Corporate Expenses	Total

Billable services	$100,847	$16,643	$—	$117,490
Advertising	8,673	5,357	—	14,030
Total revenues	109,520	22,000	—	131,520

Operating expenses:
Cost of revenue	23,268	4,094	57	27,419
Sales and marketing	39,618	13,961	224	53,803
Product development	6,841	2,367	350	9,558
General and administrative	4,753	3,048	6,426	14,227
Amortization of intangible assets	746	4,908	—	5,654
Total operating expenses	75,226	28,378	7,057	110,661

Operating income	34,294	(6,378)	(7,057)	20,859

Depreciation	2,261	1,523	—	3,784
Amortization	746	4,908	—	5,654
Operating income before depreciation and amortization	37,301	53	(7,057)	30,297
Stock-based compensation	—	—	2,920	2,920
Adjusted operating income before depreciation and amortization	$37,301	$53	$(4,137)	$33,217

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics(a)

	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005
Revenue (in thousands)	$134,900	$127,332	$130,232	$132,778	$131,520
Net income (in thousands)	$11,585	$12,692	$12,374	$12,594	$10,672
Net income per diluted share	$0.18	$0.20	$0.19	$0.20	$0.17
Pay accounts(2) (in thousands)	4,996	5,093	5,009	5,040	5,033
Active accounts(2) (in millions)	20.7	18.7	17.6	16.9	16.9
Number of employees at end of period	1,016	912	900	868	828

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.

Analysis of Pay Accounts(2)

(in thousands)

	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	Sep. 30, 2005	Jun. 30, 2005
Communications(a)
Access	2,556	2,751	2,855	2,980	3,078
Other	330	321	313	301	286
Total	2,886	3,072	3,168	3,281	3,364

Content & Media(b)
Social networking	2,029	1,945	1,766	1,686	1,599
Other	81	76	75	73	70
Total	2,110	2,021	1,841	1,759	1,669

Total pay accounts(2)	4,996	5,093	5,009	5,040	5,033

(a) Communications includes Internet access, VoIP, premium content, premium email and security suite.

(b) Content & Media includes social networking, Web hosting and photo sharing.